United States
Securities and Exchange Commission
Washington, D.C. 20549
_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 11, 2007

CytoGenix, Inc.
(Exact name of registrant as specified in its charter)

0-26807

(Commission File Number)

NEVADA	76-0484097
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3100 Wilcrest Drive, Suite 140, Houston, Texas

    77042

(Address of principal executive offices)

(Zip Code)

(713) 789-0070

Registrant’s telephone number, including area code

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 11, 2007, CytoGenix, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the March 24, 2006 supply agreement (the “Supply Agreement”) it previously entered into with GE Healthcare Bio-Sciences Corp (“GEHC”).  The Amendment does not obligate the Company to purchase from GEHC in 2007 genomic DNA kits for use in the amplification and preparation of cell free plasmid DNA (the “DNA Kits”).  The Company’s obligation to purchase a minimum number of DNA Kits commences on March 25, 2008 at an aggregate cost of $250,000 for the following 12 months. The initial term of the Amendment ends on March 24, 2008 and the parties may elect to extend the term for three additional years.  In the event the term is so extended, the Amendment provides the Company will be obligated to purchase a minimum number of DNA Kits that would cost $500,000 the second year, $1,000,000 the third year and $2,000,000 the fourth year, subject to GEHC’s right to increase the prices each year up to a percentage equal to the percentage increase of the producer price index for drugs and pharmaceuticals issued by the U.S. Department of Labor.  In addition, the Amendment obligates the Company to pay GEHC various royalty percentages of revenue derived from the Company’s sale of DNA to existing customers, customers referred to the Company by GEHC and any other customer.  A copy of the Amendment is attached to this Form 8-K as Exhibit 10.  The Amendment is incorporated herein in its entirety by reference in response to this Item.  The foregoing description of the terms and provisions thereof is a summary only, and is qualified in its entirety by reference to such documents.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(c)

Exhibits.

10.

Amendment to Supply Agreement dated June 11, 2007 between CytoGenix, Inc. and GE Healthcare Bio-Sciences Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2007	CytoGenix, Inc.
By /s/ Malcolm H. Skolnick Malcolm H. Skolnick, Chief Executive Officer